Exhibit 11

                       Allegheny Ludlum Corporation
                     Computation of Per Share Earnings
                     (Dollars and Shares in Thousands
                         Except Per Share Amounts)



                                             Fiscal Quarter Ended
                                             --------------------
     PRIMARY                            April 2, 1995  April 3, 1994
                                        -------------  --------------

     Net Income                         $28,854           $18,118
                                         ------            ------
     Weighted average number of
       common shares                     70,568            70,939
     Per share of common stock:

     Net Income                            $.41              $.26

     FULLY DILUTED
     -------------

       Net Income                       $28,854           $18,118
       Tax effected interest related
         to 5 - 7/8% convertible
         subordinated debentures            852               843
                                         ------            ------
     Adjusted Net Income                $29,706           $18,961
                                         ------            ------
     Weighted average number of common
        shares                           70,568            70,939

     Weighted average number of
       convertible subordinated debenture
       common shares on an "if converted"
       basis                              4,938             4,938

     Weighted average number of common
       shares related to employee stock
       plans (1)                            465               597
                                         ------            ------
                                         75,971            76,474


     Net income per share of
       common stock                        $.39              $.25
                                         ======            ======

     (1) Not used in primary calculation due to dilution being less than 3%.








                                          13